EXHIBIT 10.47

COMSCORE, INC.
Restricted Stock Units and Common Stock Award Notice
This RESTRICTED STOCK UNITS AND COMMON STOCK AWARD NOTICE (this “Notice”) is made as of June 5, 2018, by and between comScore, Inc., a Delaware corporation (the “Company”), and Bryan Wiener (the “Grantee”).
1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Notice will have the meanings given to such terms in the comScore, Inc. 2018 Equity and Incentive Compensation Plan (the “Plan”).
2.    RSUs.

(a)
Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Notice and in the Plan, pursuant to authorization under a resolution of the Committee, the Company has granted to the Grantee as of June 5, 2018 (the “Date of Grant”) 24,988 Restricted Stock Units (“RSUs”). Each RSU shall represent the right of the Grantee to receive one share of Common Stock subject to and upon the terms and conditions of this Notice.

(b)
Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the Common Stock underlying such RSUs shall be transferable prior to payment to the Grantee pursuant to Section 2(d) hereof other than by will or pursuant to the laws of descent and distribution.

(c)	Vesting of RSUs.

(i)
Normal Vesting. The RSUs covered by this Notice shall become nonforfeitable and payable to the Grantee pursuant to Section 2(d) hereof on November 30, 2019 if the Grantee remains in the continuous employment of the Company or a Subsidiary until such date (the period from the Date of Grant until November 30, 2019, the “Vesting Period”). Subject to the terms of the Plan, RSUs that do not so become nonforfeitable will be forfeited, including if the Grantee ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Vesting Period. For purposes of this Notice, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Grantee’s employment with the Company or a Subsidiary. Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries.

(ii)
Qualifying Termination. Notwithstanding Section 2(c)(i) to the contrary, the RSUs covered by this Notice shall become nonforfeitable and payable to the Grantee pursuant to Section 2(d) hereof if the Grantee’s employment with the Company and its Subsidiaries is terminated by the Company other than due to Cause, death or Disability. For purposes of this Notice, the terms “Cause” and “Disability” shall have the meanings given to such terms in the Executive Employment Agreement, dated as of April 20, 2018, between the Company and the Grantee (the “Employment Agreement”).

(iii)
Change of Control. Notwithstanding Section 2(c)(i) to the contrary, the RSUs covered by this Notice shall become nonforfeitable and payable to the Grantee pursuant to Section 2(d) hereof on the date of a Change of Control that occurs prior to the end of the Vesting Period if the Grantee remains continuously employed until such date. For purposes of this Notice, the term “Change of Control” shall have the meaning given to such term in the Employment Agreement.

(d)	Form and Time of Payment of RSUs.

(i)
Payment for the RSUs, after and to the extent they have become nonforfeitable (“Vested RSUs”), shall be made in the form of Common Stock. To the extent the RSUs are Vested RSUs on the dates set forth below and to the extent such Vested RSUs have not previously been settled, the Company will settle such Vested RSUs as follows:

(A)
As soon as administratively practicable following (but no later than thirty (30) days following) the date of the Grantee’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code, payment of the Vested RSUs shall be made to the Grantee; and

(B)
On the date of a Change of Control, payment of the Vested RSUs shall be made to the Grantee; provided, however, that if such Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Grantee is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to this Section 2(d) as though such Change of Control had not occurred.

(ii)
If the RSUs become payable on the Grantee’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, payment for the RSUs shall be made on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of the Grantee’s “separation from service.” Notwithstanding the foregoing, if the Grantee dies following the Grantee’s “separation from service,” but before the six (6) month anniversary of the “separation from service,” then any payment delayed in accordance with this Section 2(d)(ii) will be payable as soon as administratively practicable after the date of the Grantee’s death.

(iii)	The Company’s obligations to the Grantee with respect to the RSUs will be satisfied in full upon the issuance of Common Stock corresponding to such RSUs.

(e)	Dividend Equivalents; Voting and Other Rights.

(i)
The Grantee shall have no rights of ownership in the Common Stock underlying the RSUs and no right to vote the Common Stock underlying the RSUs until the date on which the Common Stock underlying the RSUs is issued or transferred to the Grantee pursuant to Section 2(d) above.

(ii)
From and after the Date of Grant and until the earlier of (A) the time when the RSUs become nonforfeitable and are paid in accordance with Section 2(d) hereof or (B) the time when the Grantee’s right to receive Common Stock in payment of the RSUs is forfeited in accordance with Section 2(c) hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Grantee shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate.

(iii)
The obligations of the Company under this Notice with respect to the RSUs will be merely that of an unfunded and unsecured promise of the Company to deliver Common Stock in the future, and the rights of the Grantee with respect to the RSUs will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Notice.

(f)
Adjustments. The RSUs and the number of shares of Common Stock issuable for each RSU, and the other terms and conditions of the grant of RSUs evidenced by this Notice, are subject to mandatory adjustment, including as provided in Section 11 of the Plan.

3.    Common Shares.

(a)
Grant of Common Stock. Subject to and upon the terms, conditions and restrictions set forth in this Notice, pursuant to authorization under a resolution of the Committee, the Company has granted to the Grantee as of Date of Grant 24,989 shares of Common

Stock (the “Common Shares”) pursuant to Section 9 of the Plan in accordance with the terms of this Notice and the Plan.

(b)
Restrictions on Transfer of Common Shares. Subject to Section 15 of the Plan, neither the Common Shares evidenced hereby nor any interest therein or in the Common Stock underlying such Common Shares shall be transferable prior to payment to the Grantee pursuant to Section 3(c) hereof other than by will or pursuant to the laws of descent and distribution.

(c)	Form and Time of Payment of Common Shares.

(i)	Payment for the Common Shares shall be made in the form of Common Stock. To the extent such Common Shares have not previously been settled, the Company will settle such Shares as follows:

(A)
As soon as administratively practicable following (but no later than thirty (30) days following) the date of the Grantee’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code, payment of the Common Shares shall be made to the Grantee; and

(B)
On the date of a Change of Control, payment of the Common Shares shall be made to the Grantee; provided, however, that if such Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Grantee is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to this Section 3(c) as though such Change of Control had not occurred.

(ii)
If the Common Shares become payable on the Grantee’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, payment for the Common Shares shall be made on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of the Grantee’s “separation from service.” Notwithstanding the foregoing, if the Grantee dies following the Grantee’s “separation from service,” but before the six (6) month anniversary of the “separation from service,” then any payment delayed in accordance with this Section 3(c)(ii) will be payable as soon as administratively practicable after the date of the Grantee’s death.

(iii)	The Company’s obligations to the Grantee with respect to the Common Shares will be satisfied in full upon the issuance of Common Stock corresponding to such Common Shares.

(d)	Dividend Equivalents; Voting and Other Rights.

(i)
The Grantee shall have no rights of ownership in the Common Shares and no right to vote the Common Shares until the date on which the Common Shares are issued or transferred to the Grantee pursuant to Section 3(c) above.

(ii)
From and after the Date of Grant and until the time when the Common Shares are paid in accordance with Section 3(c) hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Grantee shall be credited with cash per Common Share equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including payment) as apply to the Common Shares based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the Common Shares to which they relate.

(iii)
The obligations of the Company under this Notice with respect to the Common Shares will be merely that of an unfunded and unsecured promise of the Company to deliver Common Stock in the future, and the rights of the Grantee with respect to the Common Shares will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Notice.

(e)
Adjustments. The Common Shares and the number of shares of Common Stock issuable for each Common Share, and the other terms and conditions of the grant of Common Shares evidenced by this Notice, are subject to mandatory adjustment, including as provided in Section 11 of the Plan.

4.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to the Grantee of Common Stock or any other payment to the Grantee or any other payment or vesting event under this Notice, the Grantee agrees that the Grantee will satisfy such requirement in a manner determined by the Committee prior to any payment to the Grantee, including but not limited to a “sell to cover” transaction through a bank or broker. It shall be a condition to the obligation of the Company to make any such delivery or payment that the Grantee has satisfied such requirement in the form or manner specified by the Company. In no event will the market value of the Common Stock to be withheld, sold and/or delivered pursuant to this Section 4 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld.
5.    Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Notice, the Company shall not be obligated to issue any Common Stock pursuant to this Notice if the issuance thereof would result in a violation of any such law.
6.    Compliance With or Exemption From Section 409A of the Code. To the extent applicable, it is intended that this Notice and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Notice and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Notice or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).
7.    Interpretation. Any reference in this Notice to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
8.    No Right to Future Awards or Employment. The grants of Common Shares and RSUs under this Notice to the Grantee are voluntary, discretionary awards being made on a one-time basis and they do not constitute a commitment to make any future awards. The grants of Common Shares and RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Notice shall confer upon the Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.
9.    Relation to Other Benefits. Any economic or other benefit to the Grantee under this Notice or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
10.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Notice to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Notice without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
11.    Severability. In the event that one or more of the provisions of this Notice shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
12.    Relation to Plan. This Notice is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Notice and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Notice. Notwithstanding anything in this Notice to the contrary, the Grantee acknowledges and agrees that this Notice and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded).
13.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Common Shares, the RSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
14.    Governing Law. This Notice shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
15.    Successors and Assigns. Without limiting Section 2(b) or Section 3(b) hereof, the provisions of this Notice shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
16.    Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Notice and the Plan, (c) understands the terms and conditions of this Notice and the Plan and (d) agrees to such terms and conditions.